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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER ("AGREEMENT") is made effective as of this 22nd day of November, 1999, by and between INTERACTIVE CON-ED.COM, INC., a Delaware corporation ("ICE"), CORPAS INVESTMENTS, INC., a Florida corporation ("CORPAS" or the "SURVIVING CORPORATION" and collectively with ICE, the "CORPORATIONS") and ROY MEADOWS, the controlling shareholder of Corpas (the "CORPAS CONTROL SHAREHOLDER"), with ICE merging with and into Corpas, such that the separate existence of ICE shall cease and Corpas shall continue as the surviving corporation (the "MERGER").

         WHEREAS, Corpas is a development stage company with no operations, but with a limited public market for its common stock, par value $.001 per share (the "CORPAS COMMON STOCK"), currently trading on the OTC Bulletin Board under the symbol "CPIM"; and

         WHEREAS, ICE was recently founded in order to pursue initially the online continuing education and training needs of the healthcare industry, has developed a proprietary business strategy, has contracted with a third party to build and provide to ICE a proprietary online continuing education and training services website and has exclusive and non-exclusive rights to use, display and sublicense physician and other healthcare professionals membership and mailing lists, proprietary video and audio CME trailing materials and various medical publications; and

         WHEREAS, the Board of Directors of Corpas has determined that approval of the Merger by the Corpas Shareholders is not required pursuant to Sections
607.1101 and 607.1103(7), Florida Statutes, and accordingly no proxy statement or information statement filing with the Securities and Exchange Commission (the "SEC") is required by Corpas under Sections 14(a) or 14(c), respectively, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and

         WHEREAS, the Board of Directors and Shareholders of ICE and the Board of Directors of Corpas deem it advisable and in the best interests of the Corporations and their respective shareholders to merge the Corporations; and

         WHEREAS, it is the intention of the parties hereto that the Merger shall constitute a tax-free reorganization, as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and that this Agreement and Plan of Merger shall also constitute a Plan of Reorganization.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for the purpose of the Merger and prescribing certain terms and conditions of the Merger and the mode of carrying same into effect, the parties hereto agree as follows:

                                    ARTICLE I

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Florida Business Corporation Act, as amended ("FBCA"), and the General Corporation Law of the State of Delaware ("DGCL"), ICE shall be merged with and into Corpas. Following the Merger, Corpas shall continue as the surviving corporation and shall continue its existence under the laws of the State of Florida, and the separate corporate existence of ICE shall cease.


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         1.2 THE CLOSING. The closing of the transactions contemplated by this
Agreement (the "CLOSING") shall take place at the offices of Greenberg Traurig, P.A., in Orlando, Florida on November 24, 1999 or such other date as the parties may mutually determine (the "CLOSING DATE").

         1.3 EFFECTIVE DATE AND EFFECTIVE TIME. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger in accordance with the provisions of the DGCL and Articles of Merger with the Secretary of State of the State of Florida in accordance with the provisions of the FBCA and the conversion of the shares of common stock, par value $.001 per share, of ICE ("ICE Common Stock") into shares of Corpas Common Stock as contemplated by this Agreement. The Merger shall have the effects set forth in the FBCA and DGCL. The Merger shall be effective immediately upon the later of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Secretary of State of the State of Florida (the date and time of filing being referenced to herein as the "EFFECTIVE DATE" and the "EFFECTIVE TIME," respectively).

         1.4 RIGHTS AND DUTIES OF CORPAS AS THE SURVIVING CORPORATION. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, of each of the Corporations, and be subject to all the restrictions, disabilities and duties of each of the Corporations so merged; and all of the rights, privileges, powers and franchises of each of the Corporations, and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions and all options or warrants for stock of either Corporation, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Corporations; and the title to any real estate, vested by deed or otherwise, under the laws of the State of Florida or the State of Delaware or otherwise, in either of the Corporations, shall not revert or in any way be impaired by reason of the Merger; provided, that all debts, liabilities and duties of the Corporations, and all rights of creditors and all liens upon any property of either of the Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         1.5 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and By-Laws of Corpas, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.6 DIRECTORS. The directors of the Board of Directors of the Surviving Corporation at the Effective Time shall be as set forth on SCHEDULE 1.6, attached hereto and incorporated by reference herein, and will hold office from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         1.7 OFFICERS. The officers of the Surviving Corporation at the Effective Time shall be as set forth on SCHEDULE 1.6 and will hold office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the By-Laws of the Surviving Corporation or as otherwise provided by law.

         1.8 CONVERSION OR CANCELLATION OF SHARES. At the Effective Time, each share of ICE Common Stock issued and outstanding immediately prior to the Merger shall be converted into one share of Common Stock (the "MERGER CONSIDERATION") of the Surviving Corporation, such that an aggregate of 5,600,000 shares of ICE Common Stock issued and outstanding immediately prior to the Merger shall be converted into an aggregate


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of 5,600,000 shares of Common Stock. After the Effective Time, each holder of an outstanding certificate or certificates representing shares of ICE Common Stock immediately prior to the Effective Time shall surrender same to the Surviving Corporation and shall receive, in exchange therefor, a certificate or certificates representing the appropriate number of shares of Corpas Common
Stock in the Surviving Corporation. Until so surrendered, each stock certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of the Surviving Corporation. Stockholders of ICE who vote against the Merger shall have all the rights, if any, accorded such parties under the DGCL.



                                   ARTICLE II

         2.1 REPRESENTATIONS AND WARRANTIES OF ICE. ICE represents and warrants to Corpas that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the corresponding disclosure schedule accompanying this Agreement and initialed by the parties (the "ICE DISCLOSURE SCHEDULE").

                  (a) EXISTENCE. ICE is now, and on the Closing Date will be, a corporation, organized and existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted.

                  (b) POWER AND AUTHORITY. ICE has the power, legal capacity and authority to enter into, and perform its/his respective obligations under, this Agreement and each other agreement, document and instrument to be executed and delivered by ICE in connection herewith (collectively, the "RELATED AGREEMENTS"). ICE has taken all action necessary to authorize the execution and delivery of this Agreement and the Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

                  (c) ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by ICE and constitutes the legal, valid and binding obligation of ICE, enforceable respectively against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (d) OWNERSHIP INTEREST SCHEDULE 2.1(D) sets forth, as of the date hereof, with respect to ICE, the number of authorized, issued and outstanding shares of each class of its capital stock held by its stockholders (the "ICE STOCKHOLDERS"). All of the issued and outstanding shares of capital stock of ICE (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock owned by the ICE Stockholders and no such rights arise by virtue of or in connection with the transactions contemplated hereby. The ICE Stockholders constitute all the record and beneficial holders of all issued and outstanding capital stock of ICE and the ICE Stockholders own such shares as set forth on SCHEDULE 2.1(D), free and clear of all Liens, restrictions (other than restrictions under the Securities Act of 1933, as amended (the "SECURITIES ACT") or state securities laws) and claims of any kind. Except


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as set forth on SCHEDULE 2.1(D) hereto, the ICE Stockholders are not a party to any outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require them to sell, transfer or otherwise dispose of any capital stock of ICE. In addition, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of ICE.

                  (e) NO VIOLATION. The execution and delivery of this Agreement and the Related Agreements by ICE and the ICE Stockholders, as the case may be, the performance by ICE and the ICE Stockholders of their respective obligations hereunder and thereunder and the consummation by them of the transactions contemplated hereby and thereby will not (a) violate any provision of the Certificate of Incorporation, Bylaws or other organizational or governing document of ICE, or (b) to the knowledge of ICE, (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against ICE, (ii) conflict with, result in any breach of, or constitute a default under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against ICE, (iii) result in or require the creation or imposition of any lien upon or with respect to any of the properties or assets of ICE, and
(iv) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except where the violation, conflict, breach, default, acceleration, termination, amendment, modification, abandonment, or lien would not have a material adverse effect on ICE taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (f) RECORDS OF ICE. The copies of the Certificate of Incorporation, Bylaws and other documents and agreements of ICE which were provided to Corpas are true, accurate, and complete and reflect all amendments made through the date of this Agreement and through the Closing Date. The minute books and other records of corporate actions for ICE made available to Corpas for review were correct and complete as of the date of such review, and such minute books and records contain an accurate record of all material corporate actions of the ICE Stockholders and directors (and any committees thereof) of ICE taken by written consent or at a meeting or otherwise since incorporation or formation. The stock ledger of ICE, as previously made available to Corpas, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of ICE.

                  (g) SUBSIDIARIES. ICE does not own any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other entity.

                  (h) FINANCIAL STATEMENTS. ICE has delivered to Corpas, internally prepared, unaudited pro forma financial statements of ICE for the period from June 22, 1999 to October 15, 1999 (the "FINANCIAL Statements"). The Financial Statements fairly present the financial position of ICE for the period covered thereby.

                  (i) CHANGES SINCE DATE OF CURRENT FINANCIAL STATEMENTS. Other than as set forth on SCHEDULE 2.1(I), since October 15, 1999, there has not been any material adverse change in the financial condition of ICE taken as a whole. Without limiting the generality of the foregoing, other than as set forth on
SCHEDULE 2.1(I), since that date ICE has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business the primary purpose or effect of which has been to generate or preserve cash.


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                  (j) REAL PROPERTY AND LEASEHOLDS. To the knowledge of ICE, the leasehold interests of ICE in all real property leased or subleased to or on behalf of ICE are free and clear of any mortgages, claims, liens, restrictions or encumbrances which would, individually or in the aggregate, materially and adversely affect the value of such interests to ICE and the ability of ICE to carry on its activities conducted at such leased premises. ICE has received no notice that there is any violation or noncompliance of any restrictions or easements existing with respect to such properties.

                  (k)      TITLE TO ASSETS; OPERATION OF COMPUTER APPLICATIONS.

                           (i) ICE holds good and marketable title to all of its Assets, other than those Assets which are leased by ICE, free and clear of liens, pledges, charges, or encumbrances of third parties. For purposes of this Agreement, the term "ASSETS" means all material properties and assets of any nature owned, leased or licensed by ICE.

                           (ii) The Fixed Assets currently in use are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "FIXED ASSETS" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures, owned, leased or used by or located on the premises of ICE.

                           (iii) ICE holds valid and enforceable intellectual
                  property rights to the Computer Products that may be asserted, and to ICE's knowledge are sufficient, to prevent any third party other than ICE from reproducing, transmitting, distributing, selling, licensing, leasing or otherwise conveying or exploiting for commercial purposes, or preparing derivative works of, the source code or object code contained in the Computer Products. The term "Computer Products" means all computer program materials, software and hardware, which are a part of the Assets of ICE.

                  (l) INTELLECTUAL PROPERTY. SCHEDULE 2.1(L) attached hereto lists all trademarks, trade names, copyrights, patents, trade secrets, licenses, domain names and other intellectual property used in the conduct of ICE's business (the "INTELLECTUAL PROPERTY"). To the knowledge of ICE, ICE has the legal right, title and interest in and to the Intellectual Property. To the knowledge of the ICE, the conduct of the business of ICE as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person. To the knowledge of the ICE, none of the Intellectual Property is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

                  (m) LABOR AGREEMENTS AND DISPUTES. ICE is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours, and terms of employment of ICE's employees. ICE is not aware of any labor dispute or labor trouble involving employees of ICE.

                  (n) EMPLOYEE BENEFITS. ICE does not maintain and is not required to make any contributions, and has no outstanding obligation to make any contribution, to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and ICE does not have any obligations with respect to deferred compensation or future benefits to any past or present employee.


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                  (o) TAX MATTERS. ICE has, to the date hereof, timely filed all tax reports and tax returns required to be filed by ICE, and ICE has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to ICE as of the date hereof have been fully paid, and all taxes and other assessments and levies which ICE is required by law to withhold or to collect have been duly withheld and levies which ICE is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the ICE.

                  (p) LICENSES AND PERMITS. ICE possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for its business and operations. To the knowledge of ICE, all such Permits are valid and in full force and effect, ICE is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them.

                  (q) CONTRACTS. SCHEDULE 2.1(Q), attached hereto and made a part hereof, lists all written contracts and other written agreements to which ICE is a party. ICE has made available to Corpas a copy of each contract or other agreement listed in SCHEDULE 2.1(Q) (as amended to date).

                  (r) COMPLIANCE WITH LAWS. To ICE's knowledge, ICE is in compliance in all material respects with all federal, state and local laws, regulations and ordinances and all order, judgments and decrees of any court or governmental authority applicable to, binding upon or affecting any of the Assets or any aspect of ICE's business.

                  (s) LITIGATION. Except as listed on SCHEDULE 2.1(S) attached hereto and made a part hereof, ICE has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against ICE that might result in any material adverse change in ICE's business or condition of Assets.

                  (t) ACCURATE AND TRUE INFORMATION. The originals or copies of contracts, leases, agreements and all other documents or papers, including ICE's financial statements and other information, which have or will be furnished to Corpas for examination are or will be genuine, complete and accurate in all material respects.

                  (u) ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of ICE contains or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. ICE knows of no fact that has resulted, or that in the reasonable judgment of ICE will result, in a material change in the business or operations of ICE that has not been set forth in this Agreement or otherwise disclosed to Corpas on the Schedules and Exhibits attached hereto.

                  (v) WARRANTIES AND WARRANTY CLAIMS. ICE has not made any written or other binding warranty or representation with respect to any of its products, or any product that embodies or utilizes any of it or them. There are not pending warranty claims by ICE's customers with respect to any of its products or services. ICE has heretofore provided Corpas with access to a complete copy of all unresolved written customer complaints and all written summaries of those oral customer complaints in ICE's possession relating to its products or services and any products not currently sold by ICE's business but as to which ongoing service or support is provided by ICE's business.


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                  (w) INVESTMENT INTENT; ACCREDITED INVESTOR STATUS. The ICE
Stockholders (i) have had the opportunity to ask questions concerning Corpas and all such questions posed have been answered to their satisfaction; (ii) have been given the opportunity to obtain any additional information they deem necessary to verify the accuracy of any information obtained concerning Corpas; and (iii) have such knowledge and experience in financial and business matters that they are able to evaluate the merits and risks of acquiring the Corpas Common Stock and to make an informed investment decision relating thereto. The ICE Stockholders' opportunity to so investigate Corpas and information obtained therefrom shall not affect Corpas or any Corpas representations and warranties set forth in this Agreement. Each ICE Stockholder can bear the economic risk of losing his investment in Common Stock and has adequate means for providing for his current financial needs and contingencies.

                  (x) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Article II, ICE makes no representation or warranty, express or implied, at law or in equity, in respect of ICE, or any of its respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.



                                   ARTICLE III

         3.1 REPRESENTATIONS AND WARRANTIES OF CORPAS AND THE CORPAS CONTROL SHAREHOLDER. Each of Corpas and the Corpas Control Shareholder represents and warrants to ICE that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the corresponding Disclosure Schedule.

                  (a) EXISTENCE. Corpas is now, and on the Closing Date will be, a corporation, organized and existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Corpas was incorporated under the name "Synergy Investments, Inc." in May 1988 in the State of Florida.

                  (b) LIABILITIES. Corpas has incurred no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) other than expenses related to its incorporation, has conducted no business or operations and has not had any employees, and has no assets other than cash.

                  (c) CASH. Upon the closing of the Merger contemplated hereby, Corpas will have unrestricted and nonrefundable cash in the amount of not less than one million six hundred and fifty thousand dollars ($1,650,000), which cash represents the contemplated proceeds of Corpas' private placement offering of its Common Stock, such offering to close simultaneously with the closing of the Merger contemplated hereby.

                  (d) BROKERS' FEES. Corpas does not have any liability or obligation to pay any fees or commissions to any broker, finder, or other agent with respect to the transactions contemplated by this Agreement for which ICE or the ICE Stockholders could become liable or obligated.

                  (e) POWER AND AUTHORITY. Each of Corpas and the Corpas Control Shareholder has the power, legal capacity and authority to enter into, and perform its obligations under, this Agreement


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and the Related Agreements. Each of Corpas and the Corpas Control Shareholder
has taken all action necessary to authorize the execution and delivery of this Agreement and the Related Agreements, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby. The Board of Directors of Corpas has determined that approval of the Merger by the shareholders of Corpas is not required pursuant to Sections 607.1101 and 607.1103(7), Florida Statutes, and accordingly no proxy statement or information statement filing with the SEC is required by Corpas under Sections 14(a) or 14(c), respectively, of the Exchange Act.

                  (f) ENFORCEABILITY. This Agreement has been duly authorized, executed and delivered by each of Corpas and the Corpas Control Shareholder and constitutes the legal, valid and binding obligation of Corpas and the Corpas Control Shareholder, enforceable against it or him in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (g) OWNERSHIP INTEREST The entire authorized capital stock of Corpas consists of 50,000,000 shares of common stock, par value $.001 per share, of which 4,000,000 shares are issued and outstanding, and no shares of preferred stock. All of the shares of Corpas Common Stock to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. SCHEDULE 3.1(D) sets forth, as of the date hereof, with respect to Corpas, the number of authorized, issued and outstanding shares of each class of its capital stock held by its shareholders (the "CORPAS SHAREHOLDERS"). All of the issued and outstanding shares of capital stock of Corpas (i) have been duly authorized and validly issued and are fully paid and non-assessable, and (ii) were not issued in violation of any preemptive rights or rights of first refusal or similar rights. No preemptive rights or rights of first refusal or similar rights exist with respect to any shares of capital stock owned by the Corpas Shareholders and no such rights arise by virtue of or in connection with the transactions contemplated hereby. The Corpas Shareholders constitute all the record and beneficial holders of all issued and outstanding capital stock of Corpas and the Corpas Shareholders own such shares as set forth on SCHEDULE 3.1(D), free and clear of all Liens, restrictions (other than restrictions under the Act or state securities laws) and claims of any kind. Except as set forth on SCHEDULE 3.1(D) attached hereto and made a part hereto, the Corpas Shareholders are not a party to any outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require them to sell, transfer or otherwise dispose of any capital stock of Corpas. In addition, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Corpas.

                  (h) NO VIOLATION. The execution and delivery of this Agreement and the Related Agreements by Corpas and the Corpas Control Shareholder, the performance by Corpas and the Corpas Control Shareholder of its and his obligations hereunder and thereunder and the consummation by it and him of the transactions contemplated hereby and thereby will not (a) violate any provision of the Articles of Incorporation, Bylaws or other organizational or governing document of Corpas, or (b) to the knowledge of Corpas or the Corpas Control Shareholder, (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Corpas, (ii) conflict with, result in any breach of, or constitute a default under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Corpas, (iii) result in or require the creation or imposition of any lien upon or with respect to any of the properties or assets of Corpas, and (iv) require the consent, approval,


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authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except where the violation, conflict, breach, default, acceleration, termination, amendment, modification, abandonment, or lien would not have a material adverse effect on Corpas taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (i) RECORDS OF CORPAS. The copies of the Articles of Incorporation, Bylaws and other documents and agreements of Corpas which were provided to ICE are true, accurate, and complete and reflect all amendments made through the date of this Agreement and through the Closing Date. The minute books and other records of corporate actions for Corpas made available to ICE and the ICE Stockholders for review were correct and complete as of the date of such review, and such minute books and records contain an accurate record of all material corporate actions of the Corpas Shareholders and directors (and any committees thereof) of Corpas taken by written consent or at a meeting or otherwise since incorporation or formation. The share ledger of Corpas, as previously made available to ICE and the ICE Stockholders, contains accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of Corpas.

                  (j) SUBSIDIARIES. Corpas does not own any outstanding voting securities of or other interests in any other corporation, partnership, joint venture or other entity.

                  (k) LABOR AGREEMENTS AND DISPUTES. Corpas is neither a party to, nor otherwise subject to any collective bargaining or other agreement governing the wages, hours, and terms of employment of Corpas' employees. Corpas is not aware of any labor dispute or labor trouble involving employees of Corpas.

                  (l) EMPLOYEE BENEFITS. Corpas does not maintain and is not required to make any contributions, and has no outstanding obligation to make any contribution, to any pension, profit-sharing, retirement, deferred compensation or other such plan or arrangement for the benefit of any employee, former employee or other person, and Corpas does not have any obligations with respect to deferred compensation or future benefits to any past or present employee.

                  (m) TAX MATTERS. Corpas has, to the date hereof, timely filed all tax reports and tax returns required to be filed by Corpas, and Corpas has paid all taxes, assessments and other impositions as and to the extent required by applicable law. All federal, state and local income, franchise, sales, use, property, excise, payroll withholding and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from or with respect to Corpas as of the date hereof have been fully paid, and all taxes and other assessments and levies which Corpas is required by law to withhold or to collect have been duly withheld and levies which Corpas is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of Corpas.

                  (n) LICENSES AND PERMITS. Corpas possesses all material licenses and required governmental or official approvals, permits or authorizations for its business and operations. To the knowledge of Corpas, all such permits are valid and in full force and effect, Corpas is in compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them.

                  (o) CONTRACTS. SCHEDULE 3.1(O), attached hereto and made a part hereof, lists all written contracts and other written agreements to which Corpas is a party. Corpas has made available to ICE and Shareholder a copy of each contract or other agreement listed in SCHEDULE 3.1(O) (as amended to date).

                  (p) COMPLIANCE WITH LAWS. To Corpas' and the Corpas Control Shareholder's knowledge, Corpas is in compliance in all material respects with all federal, state and local laws, regulations and ordinances and all order, judgments and decrees of any court or governmental authority applicable to, binding upon or affecting any of its assets or any aspect of Corpas' business.

                  (q) LITIGATION. Neither Corpas nor the Corpas Control Shareholder has any knowledge of any claim, litigation, proceeding, or investigation pending or threatened against Corpas that might result in any material adverse change in Corpas' business or condition of Assets.

                  (r) ACCURATE AND TRUE INFORMATION. The originals or copies of contracts, leases, agreements and all other documents or papers, including Corpas' financial statements and other information, which have or will be furnished to Corpas for examination are or will be genuine, complete and accurate in all material respects.

                  (s) ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the representations or warranties of Corpas or the Corpas Control Shareholder contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Neither Corpas nor the Corpas Control Shareholder knows of any fact that has resulted, or that in the reasonable judgment of Corpas or the Corpas Control Shareholder will result, in a material change in the business or operations of Corpas that has not been set forth in this Agreement or otherwise disclosed to ICE and the ICE Stockholders on the Schedules and Exhibits attached hereto.

                  (t) WARRANTIES AND WARRANTY CLAIMS. Corpas has not made any written or other binding warranty or representation with respect to any of its products, or any product that embodies or utilizes any of it or them. There are no pending warranty claims by Corpas' customers with respect to any of its products or services.

                  (u) COMPLIANCE WITH SECURITIES LAWS. Corpas has complied with all applicable securities laws, statutes, regulations and rules in connection with the issuance of its securities.

                  (v) INVESTMENT INTENT; ACCREDITED INVESTOR STATUS. Corpas (i) has had the opportunity to ask questions concerning ICE and all such questions posed have been answered to its satisfaction; (ii) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning ICE; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of investing in ICE and to make an informed investment decision relating thereto. Corpas' opportunity to so investigate ICE and information obtained therefrom shall not affect ICE or any of ICE's representations and warranties set forth in this Agreement. Corpas is an "accredited investor" within the meaning of Regulation D promulgated under the Act. Corpas is acquiring shares of ICE Common Stock on the date of the Closing for its own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, and it has no present intention of distributing or selling such shares of ICE Common Stock. Corpas understands that such shares of ICE Common Stock have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and hereby agrees not to make any sale, transfer or other disposition of such shares of ICE Common Stock unless either (i) such shares of ICE Common Stock have been registered under the Securities Act and all applicable state and other securities laws and any such registration remains in effect or (ii) ICE shall have received an opinion of counsel in form and substance reasonably satisfactory to ICE that registration is not required under the Securities Act or under applicable state securities laws.

                  (w) REPORTS AND FINANCIAL STATEMENTS. As all times since acceptance by NASD of its application submitted to NASD pursuant to NASD Rule 6740 and Rule 15c2-11 under the Exchange Act, Corpas has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Form 15c2-11, Form 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "CORPAS REPORTS"). Corpas has previously furnished to ICE and ICE Stockholders copies of all Corpas Reports filed with the SEC. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), Corpas Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Corpas included in Corpas Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Corpas and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended.

                  (x) OPPORTUNITY TO INVESTIGATE. Corpas (i) has had the opportunity to ask questions concerning ICE and all such questions posed have been answered to its satisfaction; (ii) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning ICE; and (iii) has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of acquiring the ICE through the Merger and to make an informed investment decision relating thereto. Corpas' opportunity to so investigate ICE and information obtained therefrom shall not affect ICE's representations and warranties set forth in this Agreement.

                  (y) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Article III, Corpas and the Corpas Controlling Shareholder make no representation or warranty, express or implied, at law or in equity, in respect of Corpas, or any of its respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.



                                   ARTICLE IV

         4.1 CONDITIONS TO OBLIGATION OF ICE AND ICE STOCKHOLDERS. The obligation of ICE and the ICE Stockholders to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or before the Closing Date (unless waived in writing by ICE and the ICE Stockholders):

                  (a) The representations and warranties of Corpas and the Corpas Control Shareholder set forth in this Agreement shall be true and correct at and as of the Closing Date;

                  (b) ICE shall have received a certificate from a duly authorized officer of Corpas certifying that, as of the Closing Date, (i) the representations and warranties of Corpas and the Corpas Control Shareholder set forth in this Agreement are true and correct in all material respects; (ii) each of the conditions specified in this Section 4.1 have been satisfied by Corpas and the Corpas Controlling Shareholder in all material respects at or prior to Closing; (ii) there has not been a material adverse change in the financial condition, business or operations of Corpas since the date of this Agreement; and (iv) none of the Assets of Corpas have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage thereon) which, when taken as a whole, would have a material adverse effect on Corpas;

                  (c) ICE shall have completed due diligence of Corpas to its satisfaction;

                  (d) ICE shall have received a certificate from the duly authorized president or secretary of Corpas certifying that (i) attached thereto is a true, correct and complete copy of the Articles of Amendment to the Articles of Incorporation of Corpas, filed in the Office of the Secretary of State of the State of Florida on September 16, 1998; and that no amendment or other document relating to or affecting such Articles has been filed in the office of the Secretary of State of the State of Florida since such date, and no action has been taken by Corpas or its shareholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of liquidation or dissolution of Corpas; (ii) attached thereto is a true, correct and complete copy of the Bylaws of Corpas, dated September 16, 1998; and that such Bylaws are in full force and effect and have not been amended, modified or rescinded since such date; and (iii) attached thereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Corpas authorizing this Agreement and the Related Agreements; and that such resolutions are in full force and effect and have not been amended, modified or rescinded since such date;

                  (e) ICE shall have received a copy of the executed employment agreement between Corpas and Ross A. Love (the "Employment Agreement");

                  (f) Corpas shall have completed a private placement offering of its Common Stock raising net proceeds to Corpas of at least $1,650,000;

                  (g) ICE shall have assigned to its stockholders all accounts receivable, contract rights, pending house closings, cash equivalents (bank accounts, etc.) and cash on hand;

                  (h) Corpas and the ICE Stockholders shall have entered into a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT') in a form acceptable to the ICE Stockholders;

                  (i) ICE shall have received a certificate of legal existence of Corpas issued by the Secretary of State of the State of Florida and each other state in which it is qualified to do business as of a date not more than 10 days prior to the Closing Date;

                  (j) Corpas shall have received all authorizations, consents and approvals to the Merger and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Corpas from any person from whom such consent or waiver is required under any material contract and from any governmental or other regulatory agency or authority, except where the failure to obtain such consent or waiver shall not have a material adverse effect of Corpas; and

                  (k) There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or other transactions hereunder, and which, in the reasonable judgment of ICE or the ICE Stockholders, makes it inadvisable to proceed with the transactions contemplated hereby.

         4.2 CONDITIONS TO OBLIGATION OF CORPAS. The obligation of Corpas to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date (unless waived in writing by Corpas):

                  (a) The representations and warranties of ICE set forth in this Agreement shall be true and correct at and as of the Closing Date;

                  (b) Corpas shall have received a certificate from a duly authorized officer of ICE certifying that, as of the Closing Date, (i) the representations and warranties of ICE set forth in this Agreement are true and correct in all material respects; (ii) each of the conditions specified in this
Section 4.2 have been satisfied by ICE in all material respects at or prior to Closing; (ii) there has not been a material adverse change in the financial condition, business or operations of ICE since the date of this Agreement; and
(iv) none of the Assets of ICE have been damaged by fire, flood, casualty, act of G-d or the public enemy or other cause (regardless of insurance coverage thereon) which, when taken as a whole, would have a material adverse effect on ICE;

                  (c) Corpas shall have completed due diligence of ICE to its satisfaction;

                  (d) Corpas shall have received a certificate from the duly authorized secretary of ICE certifying that (i) attached thereto is a true, correct and complete copy of the Certificate of Incorporation of ICE, filed in the Office of the Secretary of State of the State of Delaware on June 22, 1999; and that no amendment or other document relating to or affecting such Articles has been filed in the office of the Secretary of State of the State of Florida since such date, and no action has been taken by ICE or its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of liquidation or dissolution of ICE; (ii) attached thereto is a true, correct and complete copy of the Bylaws of ICE, dated June 28, 1999; and that such Bylaws are in full force and effect and have not been amended, modified or rescinded since such date; and (iii) attached thereto is a true, correct and complete copy of resolutions adopted by the Board of Directors and stockholders of ICE on November 2, 1999 authorizing this Agreement and the Related Agreements; and that such resolutions are in full force and effect and have not been amended, modified or rescinded since such date;

                  (e) Corpas shall have received an executed copy of the Employment Agreement.

                  (f) ICE shall have assigned to Corpas all of its right, title and interest in and to, and obligations under, that certain Web-site Development Agreement with K.Tek Systems, Inc. and that certain Content Provider and Services Agreement among ICE, American Academy of Anti-Aging Medicines and Medical Development Management, Inc.;

                  (g) Corpas shall have received a certificate of legal existence of ICE issued by the Secretary of State of the State of Delaware and each other state in which ICE is qualified to do business as of a date not more than 10 days prior to the Closing Date;

                  (h) The ICE Stockholders and Corpas shall have entered into the Registration Rights Agreement;

                  (i) ICE and Corpas shall have received all authorizations, consents and approvals to the Merger and other transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of ICE from any person from whom such consent or waiver is required under any material contract and from any governmental or other regulatory agency or authority, except where the failure to obtain such consent or waiver shall not have a material adverse effect of ICE;

                  (j) There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or other transactions hereunder, and which, in the reasonable judgment of Corpas, makes it inadvisable to proceed with the transactions contemplated hereby; and

                  (k) Corpas and each of the employees, directors, officers and shareholders of ICE, as determined by Corpas in its reasonable discretion, shall have executed a Confidential Information and Invention Assignment Agreement, in a form acceptable to ICE and Corpas.



                                    ARTICLE V

         5.1 INDEMNIFICATION BY ICE. ICE shall defend, indemnify and hold Corpas and its officers, directors, shareholders, employees, agents, successors and assigns harmless and shall pay all losses, damages, fees, expenses and costs (including reasonable attorneys fees) that may accrue, arise or be incurred by them that are proximately caused by any breach or alleged breach by ICE of any of its representations and warranties herein.

         5.2 INDEMNIFICATION BY CORPAS AND THE CORPAS CONTROLLING SHAREHOLDER. Corpas and the Corpas Controlling Shareholder shall defend, indemnify and hold ICE and its officers, directors, stockholders, employees and agents harmless and shall pay all losses, damages, fees, expenses and costs (including reasonable attorneys fees) incurred by them that are proximately caused by any breach or alleged breach by Corpas and/or the Corpas Controlling Shareholder of any of their representations and warranties herein.

         5.3 INDEMNIFICATION LIMITATION. Neither party shall be liable to any other party for any special, indirect, incidental, exemplary or consequential damages (including, but not limited to, lost profits) arising from any claim related to this Agreement. Notwithstanding anything in the Agreement to the contrary, neither party shall be required to indemnify the other party and its officers, directors, shareholders, employees, agents, successors and assigns for any losses, damages, fees, expenses and costs until such losses, damages, fees, expenses and costs exceed at least $25,000 in the aggregate. Once such $25,000 threshold is reached, the indemnifying party shall be, jointly and severally, liable for all amounts up to and in excess of such threshold. Furthermore, notwithstanding anything in the Agreement to the contrary, the maximum indemnification obligation of the indemnifying shall be limited to an aggregate of $2,025,000; provided, however, that the representations and warranties set forth herein shall be interpreted for the purpose of determining a breach thereof within the indemnification provisions set forth herein, including without limitation, the threshold described in the previous clause, as if the word "material" or other like materiality or qualifying provision was not included in such representation or warranty.

         5.4 EXCLUSIVITY OF REMEDIES. The remedies provided in this Agreement shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity; provided, however, such remedies shall not be exclusive in the event of a claim based on fraud.

         5.5 KNOWLEDGE. The term "knowledge" or "known' when used (i) with respect to a corporate entity, means the actual knowledge of or matters actually known to the officers, directors, shareholders or executives of that corporate entity or knowledge that such individuals should reasonably have as a result of their positions and duties and does not otherwise impose a duty to investigate. Notwithstanding any knowledge of facts determined or determinable by any party, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement, including without limitation the rights to indemnification set forth in Article V, or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.



                                   ARTICLE VI

         6.1 TERMINATION. This Agreement may be terminated and abandoned by the mutual agreement of the Corporations at any time before the Effective Date, or by either party at any time prior to the Effective Date (a) in the event of a breach by the other party of any representation or warranty contained in this Agreement in any material respect, such party has notified the other party in writing of the breach and the breach has continued for ten (10) days without cure after receipt of notice of the breach or (b) if the Closing shall not have occurred on or before November 10, 1999, by reason of the failure of any condition precedent hereunder.

         6.2 EFFECT OF TERMINATION. Except for the provisions of Article V hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to this Article, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for any termination resulting from a deliberate act undertaken with the knowledge that such act would frustrate or impede the Closing or the consummation of the transactions contemplated hereby.



                                   ARTICLE VII

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of law rules thereof.

         7.2 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         7.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties.

         7.4 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, as applicable, if capable of substantial performance, shall remain in full force and effect.

         7.5 ENTIRE AGREEMENT. This Agreement (including the Schedules, Exhibits and other documents delivered at Closing pursuant hereto) supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and is the entire agreement between the parties with respect to the subject matter hereof.

         7.6 AMENDMENTS. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

         7.7 THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person or entity, other than the parties hereto, any rights or remedies.

         7.8 COVENANT OF FURTHER ASSURANCES. The parties covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of them shall execute and deliver any further legal instruments and perform any reasonable acts which are or may become necessary to effectuate the purposes of this Agreement.

         7.9 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party.

         7.10 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

         7.11 SURVIVAL. The representations and warranties of the parties shall survive the Effective Time for a period of six months from the date hereof.

         7.12 LEGEND. Until such time as the shares of Corpas Common Stock representing the Merger Consideration are registered for sale under the Act, the certificates representing such Merger Consideration shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

         7.13 SPECIFIC PERFORMANCE. Upon default hereunder, the non-defaulting party shall be entitled to make claim for specific performance of the terms of this Agreement in which event the defaulting party shall waive the defense that there is an adequate remedy at law or in money damages.

         7.14 ATTORNEYS' FEES; COSTS. In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable attorneys' fees, court costs and other expenses incurred in connection therewith, including such fees and costs in the trial court and on any appeal.

         7.15 ADDITIONAL ITEMS. Each party agrees to execute and deliver in proper form any additional items or documents that may appear after Closing to be necessary to fully accomplish the purposes and objectives of the parties to this Agreement.

         7.16 DISCLOSURE AND ACCOMMODATION. Matters disclosed on a Schedule or Exhibit, as the case may be, herein shall be deemed to be adequate disclosure for purposes of disclosing information only with respect to the particular section of this Agreement to which such Schedule or Exhibit relates, except to the extent that such matters are also disclosed on, or cross-referenced to, another Schedule or Exhibit. To the extent that a matter is disclosed, but a material circumstance related thereto is not ascertainable from the information disclosed on the Schedule or Exhibit concerning such matter by review of the specific agreements, documents or other information identified on the Schedule or Exhibit and made available for review, it shall not be deemed to be adequate disclosure of such material circumstance.

         7.17 NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid to (a) ICE at 7600 Southland Boulevard, Suite 100-320, Orlando, Florida 32809, Attn.:
President, and (b) Corpas and the Corpas Control Shareholder at 162 East Riverbend Drive, Altamonte Springs, Florida 32779, Attn.: President.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and attested by its officers thereunto duly authorized, all as of the date first above written.



ATTEST:                                     INTERACTIVE CON-ED.COM, INC.


---------------------------                 By:
Secretary                                      --------------------------------
                                            Name:
                                            Title:



ATTEST:                                     CORPAS INVESTMENTS, INC.


---------------------------                 By:    /s/ Roy Meadows
Secretary                                       -------------------------------
                                            Name:    Roy Meadows
                                            Title:   President



ATTEST:                                     CORPAS CONTROLLING SHAREHOLDER

                                            /s/ Roy Meadows
----------------------------                -----------------------------------
                                            Roy Meadows, an individual